UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35838	20-4647180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105		94105
(Address of principal executive offices)		(Zip Code)

(415) 399-2580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 26, 2016, Marin Software Incorporated (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on March 11, 2016, the record date for the Annual Meeting, 38,125,807 shares of common stock of the Company were outstanding and entitled to vote. 32,010,860 shares, or 83.96% of the outstanding common stock entitled to vote at the Annual Meeting, were represented in person or by proxy.

At the Annual Meeting, stockholders voted on the proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2016. The results of the voting at the Annual Meeting were as follows:

1.	Elect James J. Barrese, Allan Leinwand, and Christopher Lien as the Class III members of the Board of Directors to hold office until the 2019 annual meeting of stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
James J. Barrese	22,006,283	556,371	9,448,206
Allan Leinwand	22,515,880	46,774	9,448,206
Christopher Lien	22,138,893	423,761	9,448,206

2.	Ratify the appointment of PricewaterhouseCoopers LLP as Marin Software Incorporated’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Abstentions
31,942,314	63,029	5,517

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: April 26, 2016	By:	/s/ Stephen E. Kim
Stephen E. Kim EVP, General Counsel and Corporate Secretary